Exhibit 99.2

FOR IMMEDIATE RELEASE	Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces the Early Tender Results of its Cash Tender Offer for Certain of Its Outstanding Debt Securities

(March 29, 2021) – Fulton Financial Corporation (“Fulton” or the “Company”) (Nasdaq: FULT) today announced that, pursuant to its previously announced cash tender offer (the “Offer”) to purchase its 4.500% Subordinated Notes due 2024 (the “Subordinated Notes”) and its 3.60% Senior Notes due 2022 (the “Senior Notes” and, together with the Subordinated Notes, the “Notes” and each a “series” of Notes) up to the maximum aggregate principal amount (each a “Tender Cap”) specified in the table below, approximately $143.3 million in aggregate principal amount of Subordinated Notes and approximately $70.1 million in aggregate principal amount of Senior Notes were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on March 29, 2021 (the “Early Tender Date”). The terms and conditions of the Offer are described in the Offer to Purchase, dated March 16, 2021 (as amended, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”).

The following table sets forth certain information regarding the Notes and the Offer, including the aggregate principal amount of each series of Notes that was validly tendered and not validly withdrawn at or prior to the Early Tender Date:

Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Aggregate Maximum Principal Amount (Tender Cap)	Aggregate Principal Amount Tendered(1)	Proration Factor(2)	Aggregate Principal Amount Accepted for Purchase
4.500% Subordinated Notes due 2024	360271 AJ9	$250,000,000	$75,000,000	$143,299,000	52.4%	$75,000,000
3.60% Senior Notes due 2022	360271 AK6	$125,000,000	$60,000,000	$70,141,000	85.6%	$60,000,000

(1)	As of the Early Tender Date.
(2)	Rounded to the nearest tenth of a percent for presentation purposes.

Because the aggregate principal amount of Subordinated Notes and Senior Notes exceeded the applicable Tender Caps, the Subordinated and Senior Notes validly tendered and not validly withdrawn will be accepted subject to the applicable Tender Caps and proration factors set forth in the table above and as described in the Offer to Purchase and Letter of Transmittal. Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase and the Letter of Transmittal. Fulton will accept for purchase the aggregate principal amount of each series of Notes validly tendered before the Early Tender Date as set forth in the table above.

As previously announced, the Total Consideration (as defined in the Offer to Purchase) is $1,125.66 per $1,000 principal amount of Subordinated Notes and $1,031.25 per $1,000 principal amount of Senior Notes. The Total Consideration includes an Early Tender Premium (as defined in the Offer to Purchase) of $30 per $1,000 principal amount Notes validly tendered and not validly withdrawn prior to the Withdrawal Deadline (as defined in the Offer to Purchase). Accrued and unpaid interest up to, but not including, the Early Settlement Date (as defined below) will be paid in cash on the Notes accepted for purchase by the Company.

The settlement date for the Notes accepted by the Company in connection with the Early Tender Date is expected to be March 30, 2021 (the “Early Settlement Date”).

Pursuant to the terms of the Offer, the Withdrawal Deadline (as defined in the Offer to Purchase) expired at 5:00 p.m., New York City time, on March 29, 2021. As a result, tendered Notes may no longer be withdrawn, except where required by law.

Although the Offer is scheduled to expire at 11:59 p.m., New York City time, on April 13, 2021, because holders of both series of Notes subject to the Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Tender Caps for each series of Notes, the Company does not expect to accept for purchase any tenders of any series of Notes after the Early Tender Date. As such, the Company also does not expect to issue a press release after the expiration of the Offer.

The Company reserves the absolute right, subject to applicable law, with respect to one or both series of Notes to: (i) waive any and all conditions to the Offer; (ii) extend or terminate the Offer; (iii) increase, decrease or eliminate the Tender Caps (as defined in the Offer to Purchase) without extending the Early Tender Date or Withdrawal Deadline; or (iv) otherwise amend the Offer in any respect.

Information Relating to the Offer

Piper Sandler & Co. is acting as Dealer Manager in connection with the Offer. Questions regarding the Offer should be directed to the Dealer Manager by phone at (866) 805-4128 (toll-free) or (212) 466-7807 (collect).

Global Bondholder Services Corporation has been appointed as the Tender and Information Agent for the Offer. Questions or requests for assistance in connection with the Offer or the delivery of tender instructions, or for additional copies of the Offer to Purchase and the related Letter of Transmittal, may be directed to the Tender and Information Agent by phone at (212) 430-3774 (banks and brokers) or (866) 924-2200 (all others) or online at https://www.gbsc-usa.com/fulton/. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Offer is being made only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the Offer to be made by a licensed broker or dealer, the Offer will be made by the Dealer Manager on behalf of Fulton. None of Fulton, the Tender and Information Agent, the Dealer Manager, or the Trustee (as defined in the Offer to Purchase) with respect to the Notes, nor any of their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the Offer.

About Fulton Financial Corporation

Fulton Financial Corporation is a $26 billion financial holding company that has approximately 3,300 employees and operates more than 200 financial centers in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through Fulton Bank, N.A.

Additional information on Fulton Financial Corporation can be found at www.fult.com.

Forward-looking statements

The Company has made, and may continue to make, certain forward-looking statements with respect to its financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Company’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Company’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov).